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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2003

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14841 (Commission File Number)	84-1352233 (I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO (Address of principal executive offices)		80112-5000 (Zip Code)

Registrant's telephone number, including area code: 303-290-8700

N/A
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On December 2, 2003, MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon") completed the sale of its wholly owned subsidiary, MarkWest Resources Canada Corporation, to Advantage Energy Income Fund for $79.4 million less debt and other liabilities assumed by Advantage.

        On December 2, 2003, MarkWest Hydrocarbon also entered into an agreement to sell its wholly owned subsidiary, MarkWest Midstream Services, Inc., for approximately $2.0 million. Upon the closing of the sale of this subsidiary, MarkWest Hydrocarbon will no longer own any Canadian oil and gas properties.

        Net proceeds from the two dispositions are expected to be approximately $67.3 million. A portion of the net proceeds from the sales was used to pay off all debt outstanding under MarkWest Hydrocarbon's existing credit facility, which was terminated on December 3, 2003. The dispositions are reflected in the Company's unaudited pro forma financial information filed with this report under Item 7.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

        Not applicable.

(b)
Pro Forma Financial Information.

        The accompanying unaudited pro forma balance sheet is presented as if the transactions occurred as of September 30, 2003. The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003, and for the year ended December 31, 2002, present the historical operations of MarkWest Hydrocarbon as if the transactions had occurred on January 1, 2002.

        The unaudited pro forma consolidated financial statements have been prepared by MarkWest Hydrocarbon's management based upon the historical financial statements of MarkWest Hydrocarbon. These pro forma statements are not indicative of the results that actually would have occurred if the disposition had been completed on the dates indicated. The pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements included in MarkWest Hydrocarbon's periodic reports previously filed with the Securities and Exchange Commission.

        As of September 30, 2003, MarkWest Hydrocarbon reflected oil and gas operations as discontinued. In accordance with Regulation S-X, Article 11, the historical statement of operations used in the pro forma financial information shall not report operations of a segment that has been discontinued. Consequently, the Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2003, does not reflect any results from oil and gas operations.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2003

(in thousands, except share and per share data)

	MarkWest Hydrocarbon, Inc. Historical	Pro Forma Adjustments			MarkWest Hydrocarbon, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,580		$67,275 (2,000	(A) )(B)	$72,855
Receivables, net	13,695				13,695
Inventories	6,553				6,553
Prepaid replacement natural gas	3,566				3,566
Other assets	2,314				2,314
Assets held for sale	5,046		(4,010	)(A)	1,036

Total current assets	38,754		61,265		100,019

Property, plant and equipment:
Gas processing, gathering, storage and marketing equipment	163,705				163,705
Land, buildings and other equipment	5,939				5,939
Construction in progress	893				893

	170,537				170,537
Less: accumulated depreciation, depletion and amortization	(39,496)				(39,496)

Total property and equipment, net	131,041				131,041
Risk management asset	99				99
Intangible assets, net	1,502				1,502
Notes receivable from employees	217				217
Assets held for sale	116,131		(107,849	)(A)	8,282

Total assets	$287,744		$(46,584)		$241,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,746	$			$19,746
Accrued liabilities	15,438				15,438
Risk management liability	4,396				4,396
Liabilities held for sale	14,334		(13,348	)(A)	986

Total current liabilities	53,914		(13,348)		40,566
Deferred income taxes	4,015				4,015
Long-term debt	63,300		(2,000	)(B)	61,300
Risk management liability	375				375
Other long-term liabilities	46				46
Minority interest in consolidated subsidiary	53,987				53,987
Liabilities held for sale	49,678		(49,587	)(A)	91
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized, 0 shares outstanding	—				—
Common stock, par value $0.01, 22,000,000 shares authorized, 9,466,805 shares issued and outstanding	95				95
Additional paid-in capital	49,214				49,214
Retained earnings	15,582		19,381	(A)	34,963
Accumulated other comprehensive loss, net of tax	(1,920)		(1,030	)(A)	(2,950)
Treasury stock, 82,792 shares	(542)				(542)

Total stockholders' equity	62,429		18,351		80,780

Total liabilities and stockholders' equity	$287,744		$(46,584)		$241,160

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(in thousands, except per share data)

	MarkWest Hydrocarbon Inc. Historical	Pro Forma Adjustments		MarkWest Hydrocarbon, Inc. Pro Froma
Revenues:
Gathering, processing and marketing revenue	$154,338	$—		$154,338
Exploration and production revenue	32,923	(22,467	)(C)	10,456

Total revenues	187,261	(22,467)		164,794

Operating expenses:
Purchased gas costs	127,526			127,526
Plant operating expenses	16,257			16,257
Lease operating expenses	7,912	(5,136	)(C)	2,776
Transportation costs	1,680	(481	)(C)	1,199
Production taxes	2,044	(1,453	)(C)	591
Selling, general and administrative expenses	11,885	(1,970	)(C)	9,915
Depreciation and depletion	21,388	(13,179	)(C)	8,209

Total operating expenses	188,692	(22,219)		166,473

Loss from operations	(1,431)	(248)		(1,679)

Other income (expense):
Interest income	65			65
Interest expense	(3,840)	98	(D)	(3,742)
Write-down of deferred financing costs	(2,977)			(2,977)
Gain on sale of non-operating assets	5,454			5,454
Gain on sale of non-operating asset to a related party	141			141
Minority interest in net income of consolidated subsidiary	(1,947)			(1,947)
Other expense, net	(73)			(73)

Loss before income taxes	(4,608)	(150)		(4,758)

Benefit for income taxes	(1,812)	(59	)(E)	(1,871)

Net loss	$(2,796)	$(91)		$(2,887)

Basic loss per share of common stock	$(0.33)			$(0.34)

Loss per share assuming dilution	$(0.33)			$(0.34)

Weighted average number of outstanding shares of common stock:
Basic	8,500			8,500

Assuming dilution	8,513			8,513

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2003

(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc. Historical	Pro Forma Adjustments		MarkWest Hydrocarbon, Inc. Pro Forma
Revenue	$146,767	$—		$146,767
Operating expenses:
Purchased product costs	134,881			134,881
Facility expenses	14,381			14,381
Selling, general and administrative expenses	9,064			9,064
Depreciation and amortization	5,791			5,791
Loss on sale of terminals	55			55

Total operating expenses	164,172			164,172

Loss from operations	(17,405)			(17,405)
Other income (expense):
Interest income	68			68
Interest expense	(4,244)	77	(D)	(4,167)
Gain on sale to related party	188			188
Minority interest in net income of consolidated subsidiary	(3,342)			(3,342)
Other income	15			15

Income (loss) from continuing operations before income taxes	(24,720)	77		(24,643)
Provision (benefit) for income taxes	(9,058)	28	(E)	(9,030)

Income (loss) from continuing operations	$(15,662)	$49		$(15,613)

Basic loss from continuing operations per share of common stock	$(1.67)			$(1.67)

Loss from continuing operations per share assuming dilution	$(1.67)			$(1.67)

Weighted average number of outstanding shares of common stock:
Basic	9,364			9,364

Assuming dilution	9,380			9,380

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  Basis of Presentation

        The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2003, adjusts MarkWest Hydrocarbon, Inc.'s balance sheet for the dispositions of its Canadian oil and gas properties as if the transactions had occurred on September 30, 2003. The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003, and for the year ended December 31, 2002, adjusts the historical operations of MarkWest Hydrocarbon, Inc. for the dispositions of its Canadian properties as if the transactions had occurred on January 1, 2002.

        These pro forma statements may not be indicative of the results that actually would have occurred if the dispositions had occurred on the dates indicated.

  Adjustments

        The following is a list of adjustments to reflect the following (amounts in thousands).

(A)
The disposition of the Canadian properties.

Net cash received	$67,275
Net assets	(47,894)

Gain on sale	$19,381

  Net assets of MarkWest Resources Canada Corp. and MarkWest Midstream Services, Inc. at September 30, 2003 consisted of the following:

Accounts receivable	$3,399
Other current assets	611
Property and equipment, net	107,725
Other assets	124
Accounts payable	(11,730)
Accrued liabilities	(1,618)
Long-term debt	(17,053)
Other liabilities	(3,823)
Deferred income taxes	(28,711)
Accumulated other comprehensive income	(1,030)

Net assets	$47,894

(B)
The reduction of $2.0 million of debt by utilizing a portion of the disposition proceeds.

(C)
The elimination of the Canadian results of operations.

(D)
The reduction of interest expense as a result of MarkWest Hydrocarbon paying down $2.0 million of debt with a portion of the disposition proceeds using a weighted average interest rate of 3.87% for the nine months ended September 30, 2003, and 4.88% for the year ended December 31, 2002.

(E)
Tax expense (benefit) resulting from the disposition of the Canadian oil and gas operations.

  Loss Per Share

        Pro forma basic and dilutive loss per share are computed by dividing pro forma loss from continuing operations for the nine months ended September 30, 2003, and net loss for the year ended December 31, 2002 by the weighted average number of shares outstanding during the period. Common stock equivalents are not considered in the computation, as their effect would be anti-dilutive.

(c)
Exhibits.

Exhibit No.	Exhibit Description
10.1	Share Purchase Agreement, dated as of November 12, 2003, by and among MarkWest Hydrocarbon, Inc. and Advantage Oil & Gas Ltd.
10.2	Clarification and Amending Agreement re: Share Purchase Agreement, dated December 2, 2003, between MarkWest Hydrocarbon, Inc. and Advantage Oil & Gas Ltd.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: December 17, 2003	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Share Purchase Agreement, dated as of November 12, 2003, by and among MarkWest Hydrocarbon, Inc. and Advantage Oil & Gas Ltd.
10.2	Clarification and Amending Agreement re: Share Purchase Agreement, dated December 2, 2003, between MarkWest Hydrocarbon, Inc. and Advantage Oil & Gas Ltd.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2003 (in thousands, except share and per share data)
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Year Ended December 31, 2002 (in thousands, except per share data)
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Nine Months Ended September 30, 2003 (in thousands, except per share data)
MARKWEST HYDROCARBON, INC. NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX